Exhibit 99.1

Notice to Directors and Executive Officers
of
Computer Associates International, Inc.

This notice is to inform you of the following:

1.	Computer Associates International, Inc. (the “Company”) would have been required to file its Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended March 31, 2005 by today, June 14, 2005, but has decided to defer such filing for up to 15 calendar days as permitted by Rule 12b-25 under the Securities Exchange Act of 1934 and will file a notice of such deferral with the Securities and Exchange Commission (the “SEC”) shortly.

2.	As a result of the Company’s deferred filing of its Form 10-K, from and including tomorrow, June 15, 2005, to but excluding June 30, 2005 (which we expect will be the first trading day after the Form 10-K is filed) (the “Suspension Period”), the Company will not be permitted to sell any shares of its common stock to employees under the Company’s Savings Harvest Plan.

3.	During the Suspension Period, you, as a director or executive officer of the Company, may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any common stock of the Company or any options, futures or other rights to acquire or dispose of the common stock of the Company. These restrictions are imposed in light of Section 306 of the Sarbanes-Oxley Act. The Company will notify you if there are any changes in the Suspension Period.

4.	If you have any questions concerning this notice, you should contact Kenneth V. Handal or Lawrence Egan at One Computer Associates Plaza, Islandia, New York 11749, (631) 342-6000.